SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                           FORM 8-K/A - Amendment #1



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of report (Date of earliest event reported) April 30, 1996

                              IVC Industries, Inc.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
                 ----------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

          33-73406                                    22-1567481
  ------------------------                ------------------------------------
  (Commission File Number)                (I.R.S. Employer Identification No.)

                 500 Halls Mill Road, Freehold, New Jersey 07728
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                 (908) 308-3000
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                        International Vitamin Corporation
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 7.  Financial Statements and Exhibits

         Financial Statements:

         On April 30, 1996 Hall Laboratories, Inc. was merged into the Registrant. Pursuant to the Registrant's Form 8-K dated May 14, 1996, financial statement information for Hall Laboratories, Inc. and pro forma financial statements of the Registrant, after giving effect to the merger with Hall Laboratories, Inc., would be filed under cover of Form 8-K/A no later than July 15, 1996. Such financial statement information and pro forma financial statements of the Registrant have been included in this Form 8-K/A Amendment #1.

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors
Hall Laboratories, Inc.
Portland, Oregon

We have audited the accompanying consolidated balance sheets of Hall Laboratories, Inc. and its subsidiary, as of January 31, 1996 and 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We have conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Hall Laboratories, Inc., and subsidiary as of January 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


March 13, 1996


Yergen and Meyer /s/

- --------------------------------------------------------------------------------
                     HALL LABORATORIES, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS

                            January 31, 1996 and 1995
- --------------------------------------------------------------------------------


                                     ASSETS

                                                                  1996           1995
                                                              ------------   ------------
CURRENT ASSETS
   Cash                                                       $     61,338   $    219,444
   Receivables - trade, less allowance for doubtful accounts
       of $88,010 in 1996 and $12,388 in 1995                    6,658,274      7,112,588
   Receivables - current portion of contract receivable             26,973         20,611
   Receivables - other                                                 542          1,480
   Inventories                                                   7,205,884      7,149,028
   Prepaid expenses                                                663,219        702,860
   Refundable income taxes                                            --           64,013
   Deferred income tax benefit                                     448,305        288,612
                                                              ------------   ------------
                Total Current Assets                            15,064,535     15,558,636
                                                              ------------   ------------

EQUIPMENT AND LEASEHOLD IMPROVEMENTS
   Machinery and equipment                                       3,634,320      3,603,743
   Office equipment                                                580,677        738,356
   Leasehold improvements                                          418,888        413,418
   Construction in process                                            --           44,324
                                                              ------------   ------------
          Total Equipment and Leasehold Improvements             4,633,885      4,799,841
   Less:  Accumulated depreciation and amortization             (3,330,344)    (3,270,277)
                                                              ------------   ------------
          Net Equipment and Leasehold Improvements               1,303,541      1,529,564
                                                              ------------   ------------

OTHER ASSETS
   Contract and note receivable                                    892,435        923,457
   Cash surrender value of life insurance, net of
       policy loans of none in 1996 and $50,437 in 1995             95,876         83,875
   Goodwill                                                         12,000         12,000
   Prepaid expenses                                                130,813        127,726
                                                              ------------   ------------
          Total Other Assets                                     1,131,124      1,147,058
                                                              ------------   ------------
TOTAL                                                         $ 17,499,200   $ 18,235,258
                                                              ============   ============

See accompanying notes and auditors' report.

- --------------------------------------------------------------------------------
                     HALL LABORATORIES, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS

                            January 31, 1996 and 1995
- --------------------------------------------------------------------------------

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                  1996           1995
                                                              ------------   ------------
CURRENT LIABILITIES
   Notes payable - bank                                       $  3,696,670   $  4,137,463
   Current maturities of long-term debt                            154,368        228,576
   Accounts payable and accrued expenses                         7,447,998      7,508,731
   Federal and state income taxes payable                          127,300        179,541
   Current portion of deferred income taxes                          5,689          5,773
                                                              ------------   ------------
          Total Current Liabilities                             11,432,025     12,060,084
                                                              ------------   ------------

LONG-TERM LIABILITIES
   Long-term debt, net of current maturities                     3,204,742      3,569,122
   Notes payable - related parties                                    --           13,629
   Deferred income taxes, net of current portion                   203,691        209,685
                                                              ------------   ------------
          Total Long-Term Liabilities                            3,408,433      3,792,436
                                                              ------------   ------------
          Total Liabilities                                     14,840,458     15,852,520
                                                              ------------   ------------

CONTINGENCIES (Note 6)

STOCKHOLDERS' EQUITY
   Common stock - authorized, 100,000 shares of
       no par value; issued and outstanding,
       22,250 shares in 1996 and 1995                               24,704         24,704
   Additional paid-in capital                                        2,868          2,868
   Retained earnings                                             2,805,677      2,518,518
   Foreign currency translation adjustment                        (174,507)      (163,352)
                                                              ------------   ------------
          Total Stockholders' Equity                             2,658,742      2,382,738
                                                              ------------   ------------
TOTAL                                                         $ 17,499,200   $ 18,235,258
                                                              ============   ============

See accompanying notes and auditors' report.

- --------------------------------------------------------------------------------
                     HALL LABORATORIES, INC. AND SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF INCOME

                  For the Years Ended January 31, 1996 and 1995
- --------------------------------------------------------------------------------



                                                      1996           1995
                                                  ------------   ------------
SALES                                             $ 39,811,360   $ 41,019,156
COST OF SALES                                       32,747,546     34,543,048
                                                  ------------   ------------

              Gross profit                           7,063,814      6,476,108
                                                  ------------   ------------

EXPENSES
    Distribution                                     1,292,917      1,246,447
    Selling                                          3,263,442      3,001,259
    Administrative                                   1,649,570      1,727,991
                                                  ------------   ------------

           Total Expenses                            6,205,929      5,975,697
                                                  ------------   ------------

OPERATING INCOME                                       857,885        500,411
                                                  ------------   ------------

OTHER INCOME (EXPENSE)
   Interest expense                                   (540,529)      (389,393)
   Interest income                                      83,965         86,486
   Life insurance proceeds                                --           60,450
   Loss on sale of equipment                            (8,100)          --
   Miscellaneous income (expense)                       85,923        (13,638)
                                                  ------------   ------------

          Total Other Income (Expense)                (378,741)      (256,095)
                                                  ------------   ------------

Income Before Provisions for Income taxes              479,144        244,316

Provisions for income taxes                            191,985         96,959
                                                  ------------   ------------

NET INCOME                                        $    287,159   $    147,357
                                                  ============   ============

Net Income Per Share                              $      12.91   $       6.62
                                                  ============   ============

See accompanying notes and auditors' report.

- --------------------------------------------------------------------------------
                     HALL LABORATORIES, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CHANGES IN
                              STOCKHOLDERS' EQUITY

                  For the Years Ended January 31, 1996 and 1995
- --------------------------------------------------------------------------------

                                                                                                     Foreign
                                                                   Additional                        Currency
                                                                     Paid-in          Retained      Translation
                                       Shares       Amount           Capital          Earnings       Adjustment          Total
                                      --------  --------------    --------------   --------------  --------------   --------------
Balance, January 31, 1994               22,250   $      24,704     $       2,868    $   2,371,161   $    (155,441)   $   2,243,292

     Net income                              -               -                 -          147,357               -          147,357
     Foreign currency translation
       adjustment                            -               -                 -                -          (7,911)          (7,911)
                                      --------  --------------    --------------   --------------  --------------   --------------

Balance, January 31, 1995               22,250          24,704             2,868        2,518,518        (163,352)       2,382,738

     Net income                              -               -                 -          287,159               -          287,159
     Foreign currency translation
       adjustment                            -               -                 -                -         (11,155)         (11,155)
                                      --------  --------------    --------------   --------------  --------------   --------------

Balance, January 31, 1996               22,250   $      24,704     $       2,868    $   2,805,677   $    (174,507)   $   2,658,742
                                      ========  ==============    ==============   ==============  ===============  ==============


See accompanying notes and auditors' report.

- --------------------------------------------------------------------------------
                     HALL LABORATORIES, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                  For the Years Ended January 31, 1996 and 1995
- --------------------------------------------------------------------------------

                                                                  1996           1995
                                                              ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                 $    287,159   $    147,357
                                                              ------------   ------------

Adjustments to reconcile net income to net cash
   provided (used) by operating activities:
       Depreciation and amortization                               449,711        346,143
       Sales of equipment                                            8,100           --

   Changes in assets - (increase) decrease:
       Receivables                                                 455,252     (1,892,961)
       Inventories                                                 (56,856)      (661,805)
       Prepaid expenses                                             36,554       (218,748)
       Refundable income taxes                                      64,013        (28,069)
       Other assets                                                (12,001)        (3,737)
       Deferred income tax benefit                                (165,771)          --

   Changes in liabilities - increase (decrease):
       Accounts payable                                              6,804        492,375
       Accrued expenses                                            (67,537)        87,657
       Income taxes payable                                        (52,241)      (162,380)
       Deferred income taxes                                          --          (79,414)
                                                              ------------   ------------
            Total Adjustments                                      666,028     (2,120,939)
                                                              ------------   ------------
            Net Cash Provided (used) by Operating Activities  $    953,187   $ (1,973,582)
                                                              ------------   ------------


See accompanying notes and auditors' report.

- --------------------------------------------------------------------------------
                     HALL LABORATORIES, INC. AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF CASH FLOWS, continued

                  For the Years Ended January 31, 1996 and 1995
- --------------------------------------------------------------------------------


                                                                  1996           1995
                                                              ------------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Foreign currency translation adjustment                    $    (11,155)  $     (7,911)
   Capital expenditures                                           (235,788)      (826,321)
   Net decrease on contract receivable                               6,362         20,611
   Net decrease on note receivable                                  18,298          9,434
   Life insurance proceeds                                            --           61,931
   Proceeds from sale of equipment                                   4,000           --
                                                              ------------   ------------

          Net Cash (Used) by Investing Activities                 (218,283)      (742,256)
                                                              ------------   ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from line-of-credit                                 39,687,491     41,097,312
   Repayment under line-of-credit                              (40,141,913)   (38,633,588)
   Proceeds from long-term debt                                       --          590,000
   Repayment of long-term debt                                    (438,588)      (257,316)
                                                              ------------   ------------

          Net Cash Provided (Used) by Financing Activities        (893,010)     2,796,408
                                                              ------------   ------------

NET INCREASE (DECREASE) IN CASH                                   (158,106)        80,570

CASH AT BEGINNING OF YEAR                                          219,444        138,874
                                                              ------------   ------------

CASH AT END OF YEAR                                           $     61,338   $    219,444
                                                              ============   ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid during the year for:
   Interest                                                   $    541,272   $    366,538
                                                              ============   ============
   Income taxes                                               $    345,984   $    366,809
                                                              ============   ============


See accompanying notes and auditors' report.

- --------------------------------------------------------------------------------
                     HALL LABORATORIES, INC. AND SUBSIDIARY
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF ACCOUNTING POLICIES

Hall Laboratories, Inc., an Oregon corporation incorporated on February 7, 1953, is a manufacturer and wholesaler of vitamins and nutritional supplements to drug stores, supermarkets, and mass merchandising chains as well as health food and independent drug stores located primarily in the Western United States and Canada. Company headquarters are located in Portland, Oregon.

SUBSIDIARY - Hall Laboratories, Ltd. was incorporated as a Canadian corporation under laws of the Province of British Columbia in 1980. The company is subject to Canadian income tax laws. This subsidiary is subject to federal and provincial taxes at rates of 29% and 16%, respectively.

PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of Hall Laboratories, Inc., and its wholly-owned subsidiary, Hall Laboratories, Ltd. All material intercompany transactions and accounts have been eliminated.

FOREIGN CURRENCY TRANSLATION - Assets and liabilities of the subsidiary operating in Canada are translated into U.S. dollars using the exchange rates in effect at the balance sheet date. Results of operations are translated using the average exchange rates prevailing throughout the period. The effects of exchange rate fluctuations on translating foreign currency assets and liabilities into U.S. dollars are included in stockholders' equity.

USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS - For purposes of the consolidated statements of cash flows, the company considers all highly liquid debt instruments with a maturity of three months or less to be cash equivalents.

INVENTORIES - Inventories are stated at the lower of cost or market. Cost has been determined under the last-in, first-out (LIFO) method with respect to the majority of items in inventory, which includes finished products, work-in-process, raw materials and packaging materials. The cost of the remainder of the inventory, which includes labor, overhead, and labels, has been determined using the first-in, first-out (FIFO) method. The LIFO reserve at January 31, 1996 and 1995 was $631,185 and $1,185,758, respectively. Inventories at January 31, 1996 and 1995 consist of:

                                            1996                1995
                                         ----------          ----------
       Finished products                 $2,843,361          $3,423,737
       Raw materials                      2,231,745           1,978,708
       Packaging materials                  223,783             187,224
       Labels                               518,678             558,645
       In process                         1,388,317           1,000,714
                                         ----------          ----------

            Total                        $7,205,884          $7,149,028
                                         ==========          ==========

- --------------------------------------------------------------------------------
                     HALL LABORATORIES, INC. AND SUBSIDIARY
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------


NOTE 1 - SUMMARY OF ACCOUNTING POLICIES, continued

EQUIPMENT AND LEASEHOLD IMPROVEMENTS - Equipment and leasehold improvements are stated at cost. Major expenditures and those which substantially increase useful lives are capitalized. Maintenance, repairs and minor renewals are charged to expense when incurred. When equipment is sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in the consolidated statement of income.

The cost of equipment is depreciated over the estimated useful lives of the related assets. Leasehold improvements are amortized over the lesser of the term of the related lease or the estimated useful lives of the assets.

Depreciation of equipment and amortization of leasehold improvements are computed on the straight-line method for financial reporting purposes.

INTANGIBLE ASSETS - Intangible assets consist of goodwill acquired upon the purchase of Perry Medical Products, Inc. during 1990. Goodwill represents the excess of cost over the fair value of the net assets acquired in the purchase and is not amortized.

INCOME TAXES - The company's recognition of deferred tax assets and liabilities is based upon the future tax consequences of events that have been recognized in the company's financial statements or tax returns. In estimating future tax consequences, the company considers all expected future events other than enactments of changes in the tax law or rates.

Deferred income taxes reflect the tax effects of temporary differences in the reporting of certain items of income and expenses. The differences arises from several sources. The largest sources are: certain expenses deducted for financial reporting purposes which are not as yet deductible for tax purposes; alternate methods of depreciation are used for tax purposes than that used for financial reporting, as described in the Equipment and Leasehold Improvements section of this note; the installment method of reporting gain from the sale of land and building was elected for tax purposes, which for financial reporting purposes, was recognized in total at the time of sale; and general and administrative costs capitalized for tax purposes under Code Section 263(a) have not been capitalized for financial reporting.

The company has recorded a deferred tax asset of $448,305. Although realization is not assured, management believes it is more likely than not that all the deferred tax asset will be realized. The amount of the deferred tax asset considered realizable, however, could be reduced in the near future if facts surrounding the estimate of the deferred tax asset changes.

Alternative minimum tax and various credits are included in the provision for income taxes when applicable. Alternative minimum tax and subsequent credits result from financial and tax differences between reporting of depreciation and other miscellaneous items.

- --------------------------------------------------------------------------------
                     HALL LABORATORIES, INC. AND SUBSIDIARY
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------

NOTE 2 - CONTRACT RECEIVABLE

                                                             1996        1995
                                                          ---------   ---------

Agora Holding Company, monthly payments of $9,052
including interest at 9%, due January 2012, secured
by real property (see Note 10)                            $ 919,408   $ 944,068

Less:  Payments maturing within one year                    (26,973)    (20,611)
                                                          ---------   ---------
                                                          $ 892,435   $ 923,457
                                                          =========   =========


NOTE 3 - NOTES PAYABLE - BANK

Note payable to bank represents borrowing from United States National Bank of Oregon under a committed line-of-credit at January 31, 1996 and 1995, with maximum borrowings of $6,500,000, bearing interest at 1% above the bank's prime rate, collateralized by accounts receivable, inventory and equipment. The agreement with the bank requires the company to comply with the following loan covenants; maintain certain financial ratios, minimum working capital and restrictions customary in such financing arrangements including limitations on capital expenditures. The company is not in violation of these covenants.

                                                             1996        1995
                                                          ----------  ----------
Line of credit balance                                    $3,285,313  $2,599,772
Bank overdraft at January 31, covered by line of credit      411,357   1,537,691
                                                          ----------  ----------
                                                          $3,696,670  $4,137,463
                                                          ==========  ==========

Payable by Hall Laboratories, Ltd. - rate of interest is 1% above Canadian prime and the maximum borrowing is $250,000 Canadian dollars, collateralized by accounts receivable and inventory. At January 31, 1996 and 1995 the company was not borrowing on these funds.

- --------------------------------------------------------------------------------
                     HALL LABORATORIES, INC. AND SUBSIDIARY
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------

NOTE 4 - LONG-TERM DEBT

Long-term debt consists of the following as of January 31, 1996 and 1995:

                                                                 1996           1995
                                                              -----------   -----------
Vendor, collateralized by equipment, inventories
and accounts receivable, due May 30, 1997. At
January 31, 1996 and 1995, the interest rate
is the three month LIBOR rate plus 1%                         $ 2,471,739   $ 2,681,739

An insurance company, monthly payments of $6,274,
including interest at 10%, due December 10, 2003,
secured by first mortgage on land and building owned
by Agora Holding Company (see Note 10)                            405,538       438,471

US National Bank, monthly payments of $9,833, plus interest
at 10.65%, due January 28, 2000, collateralized by equipment      481,833       590,000

US National Bank, monthly payments of $7,292, plus
interest at 9%, due January 1, 1996, collateralized by
machinery and equipment                                              --          87,488

Note payable to officers, with interest at 1% above prime
adjusted monthly (see Note 10)                                       --          13,629
                                                              -----------   -----------
                                                                3,359,110     3,811,327
         Less:  Current maturities                               (154,368)     (228,576)
                                                              -----------   -----------
                                                              $ 3,204,742   $ 3,582,751
                                                              ===========   ===========

Aggregate maturities of long-term debt for the five years ending after January 31, 1996, are as follows:

           Year ending January 31, 1997              $   154,368
                                   1998                2,629,915
                                   1999                  162,384
                                   2000                  176,864
                                   2001                   54,165
                              Remainder                  181,414
                                                     -----------
                                                     $ 3,359,110
                                                     ===========

- --------------------------------------------------------------------------------
                     HALL LABORATORIES, INC. AND SUBSIDIARY
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------

NOTE 5 - FEDERAL AND STATE INCOME TAXES

The provisions for income taxes (benefits) consist of the following for the years ended January 31, 1996 and 1995:

                                                     1996                1995
                                                  ---------           ---------
Current tax expense                               $ 357,756           $ 176,374
Deferred tax benefit                               (165,771)            (79,415)
                                                  ---------           ---------
                                                  $ 191,985           $  96,959
                                                  =========           =========

The differences between the provision for income taxes and income taxes computed using the federal income tax rate were as follows:

                                                               1996      1995
                                                            ---------  --------
Income taxes computed using statutory rate                  $ 162,909  $ 83,067
Surtax exemption                                                 --      (4,534)
Canadian taxes                                                 78,638   (57,327)
State taxes                                                    25,810    40,465
Effect of Canadian loss not subject to federal income taxes      --      65,496
Effect of Canadian net operating loss carryover               (83,027)     --

Permanent differences:
    Life insurance                                              1,499   (19,334)
    Inventory                                                 (15,124)   12,617
    Other                                                      21,280   (23,491)
                                                            ---------  --------
         Income tax provision                               $ 191,985  $ 96,959
                                                            =========  ========

- --------------------------------------------------------------------------------
                     HALL LABORATORIES, INC. AND SUBSIDIARY
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------

NOTE 5 - FEDERAL AND STATE INCOME TAXES, continued

Deferred tax (benefit) expense, resulting from differences between accounting for financial statement purposes and accounting for federal and state tax purposes were as follows for the years ended January 31:

                                                         1996             1995
                                                      ----------       ---------
Expense accruals                                      $(212,300)       $(64,999)
Inventory valuation                                      52,609           8,190
Depreciation                                             (3,490)        (25,893)
Installment contract                                     (2,590)          3,287
                                                      ---------        --------
                                                      $(165,771)       $(79,415)
                                                      =========        ========

Deferred income tax assets and liabilities, as of January 31 of each respective year consist of the following:

                                                         1996            1995
                                                      ---------       ---------
Current assets and (liabilities)
     Allowance for doubtful accounts                  $  43,781       $  21,396
     Returns reserve                                    161,033            --
     Inventory                                           17,457          56,144
     Accrued expenses                                    39,542          32,938
     Stock appreciation rights                          161,918         132,556
     Covenant not to compete                               --            17,472
     Contributions                                       24,575          28,106
     Installment contract                                (6,254)         (5,601)
     Depreciation                                           564            (172)
                                                      ---------       ---------
                                                      $ 442,616       $ 282,839
                                                      =========       =========
Non-Current asset and (liability)
     Installment contract                             $(205,782)      $(209,025)
     Depreciation                                         2,091            (660)
                                                      ---------       ---------
                                                      $(203,691)      $(209,685)
                                                      =========       =========

- --------------------------------------------------------------------------------
                     HALL LABORATORIES, INC. AND SUBSIDIARY
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------

NOTE 6 - CONTINGENCIES

OPERATING LEASE - The company leases certain production equipment and facilities and warehouse facilities under long-term operating leases. Rent expense aggregated $511,320 and $512,916 for the years ended January 31, 1996 and 1995, of which $161,400 represents amounts paid to related parties in each of the years. The following is a schedule, by years, of future minimum rental payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year including extension renewals as agreed to subsequent to year end, as of January 31, 1996:

               Year ending January 31, 1997                  $   452,867
                                       1998                      416,413
                                       1999                      414,082
                                       2000                       11,950
                                       2001                        9,958
                                                             -----------
     Total Minimum Rental Payments Required                  $ 1,305,270
                                                             ===========

LICENSE AGREEMENT - On June 20, 1995, the company entered into a license agreement with Revlon Consumer Products Corporation to manufacture, merchandise, promote, advertise, sell and distribute nutritional supplements for women under the Revlon trademark. Royalty payments are set at a percentage of net sales of the product with minimum net sales established by the agreement. The license terminates December 31, 1997, with two (5) year options.

NOTE 7 - PROFIT SHARING PLAN

The company has established a qualified profit sharing plan for all full-time employees. The annual contribution is at the discretion of the company's board of directors and is allocated among eligible employees based upon compensation and years of service. Employees become eligible at the beginning of the plan year subsequent to one year of employment. Contributions of $42,597 and $40,000 have been made for the years ended January 31, 1996 and 1995, respectively.

NOTE 8 - STOCK APPRECIATION RIGHTS

The company has granted 6,000 stock appreciation rights ("SARs") to certain key employees. These SARs entitle such employees to the appreciation in the book value per share of the company, as defined, over the company's initial book value ("IBV"), ranging from $41.83 to $148.74 per share, at the date of grant. The SARs agreement contains a provision that in the event the company is sold to or merged into another company, that the SARs holder are entitled to receive the difference between the realized value per unit (determined by dividing the amount realized by the total number of the company's outstanding shares and
SARs) and the IBV of such SARs. At January 31, 1996 and 1995, the SARs liability was $493,300 and $409,675, respectively, and are included in accounts payable and accrued expenses of the consolidated balance sheets.

- --------------------------------------------------------------------------------
                     HALL LABORATORIES, INC. AND SUBSIDIARY
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------

NOTE 9 - CONCENTRATION OF CREDIT RISK

Financial instruments which potentially subject the company to credit risk consist of cash and accounts receivable. Cash balances are within federally insured limits. The company's receivables are mainly from credit granted to business customers located within the United States and Canada.

The company sold a substantial portion of its products to two customers. During the years ended January 31, 1996 and 1995, net sales to customer one were 50.9% and 45.6%, respectively. Net sales to the other customer during the years ended January 31, 1996 and 1995, were 11.4% and 13.5%, respectively. At January 31, 1996 and 1995, amounts due from these customers aggregated $4,608,162 and $4,835,510, respectively.

NOTE 10 - RELATED PARTIES

The company holds a contract receivable from Agora Holding Company, a partnership consisting of Hall Laboratories, Inc., current and ex-shareholders. The partnership purchased land and building from the company for $1,125,000 in 1982 (see Note 2). The company held a note payable to an officer, which was paid off during the year ended January 31, 1996 (see Note 4).

NOTE 11- FOREIGN CURRENCY TRANSACTIONS

Aggregate foreign currency transaction gains (losses) included in the calculation of net income totaled $47,943 and ($72,027) for the years ended January 31, 1996 and 1995, respectively.

- --------------------------------------------------------------------------------
                     HALL LABORATORIES, INC. AND SUBSIDIARY
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------

NOTE 12 - FOREIGN  OPERATIONS

Transfers between geographic areas are accounted for by the accrual basis of accounting. Operating profit is total revenue less operating expenses. In computing operating profit, none of the following items have been added or deducted: interest expense, interest income, life insurance proceeds, miscellaneous income and expense items and income taxes.

Identifiable assets are those assets of the company that are identified with the operations in each geographic area.

The company's operations in different geographic areas for the years ended January 31, 1996 and 1995 were as follows:

                                                                      Adjustments
                                         United                           and
                                         States          Canada       Eliminations       Consolidations
                                       -----------    -----------    ----------------    --------------
January 31, 1996:
   Sales to unaffiliated customers     $33,219,795    $ 6,591,565    $           --       $39,811,360
   Transfers between geographic
      areas                              4,468,716           --            (4,468,716)           --
                                       -----------    -----------    ----------------     -----------
Total Revenues                          37,688,511      6,591,565          (4,468,716)     39,811,360
                                       ===========    ===========    ================     ===========
Operating Profit                           694,343        163,542                --           857,885
                                       ===========    ===========    ================     ===========
Identifiable assets at
   January 31, 1996                    $15,540,849    $ 1,958,351    $           --       $17,499,200
                                       ===========    ===========    ================     ===========
January 31, 1995:
   Sales to unaffiliated customers     $34,405,101    $ 6,614,055    $           --       $41,019,156
   Transfers between geographic
   areas                                 6,459,653           --            (6,459,653)           --
                                       -----------    -----------    ----------------     -----------
Total Revenues                          40,864,754      6,614,055          (6,459,653)     41,019,156
                                       ===========    ===========    ================     ===========
Operating Profit                           673,643       (173,232)               --           500,411
                                       ===========    ===========    ================     ===========
Identifiable assets at
   January 31, 1995                    $17,925,210    $ 3,031,628    $     (2,721,580)    $18,235,258
                                       ===========    ===========    ================     ===========

NOTE 13 - MERGER

On November 13, 1995 the company executed an agreement and Plan of Merger (the "Merger"), which was amended and restated as of February 13, 1996, with IVC Industries, Inc. ("IVC"). IVC is a publicly traded company engaged in manufacturing, packaging and worldwide sales and distribution of vitamins and nutritional supplements through drug stores, supermarkets, and mass merchandising chains as well as health food stores and independent drug stores. Terms of the agreement call for conversion of all the company's outstanding equity securities, including stock appreciation rights, into 3,821,363 newly issued shares of IVC's common stock. The merger will be accounted for as a pooling of interests.

IVC had net sales of $49 million for the year ended July 31, 1995.

           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

         The following unaudited pro forma condensed combined financial statements give effect to the Merger under the "pooling of interests" method of accounting. The pro forma financial statements are presented for illustrative purposes only, and therefore are not necessarily indicative of the operating results and financial position that might have been achieved had the transaction occurred as of an earlier date, nor are they necessarily indicative of operating results and financial position which may occur in the future.

         The condensed historical statements of income for periods presented are derived from the historical financial statements of IVC and Hall, and should be read in conjunction with their financial statements. The historical financial statements as of and for the six months ended January 31, 1996 and 1995 and the twelve months ended July 31, 1995 and 1994 have been prepared in accordance with generally accepted accounting principles and, in the opinions of IVC's and Hall's respective managements, include all adjustments necessary for a fair presentation of financial information for such periods.

         A pro forma condensed combined balance sheet is provided as of January 31, 1996 giving effect to the transaction as though it had been consummated on that date. Pro forma condensed combined income statements are provided for the six months ended January 31, 1996 and 1995 and the twelve months ended July 31, 1995 and 1994 giving effect to the transaction as though it had occurred at the beginning of the earliest period presented.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                             AS OF JANUARY 31, 1996
                                 (In thousands)

                                                         Historical                 Pro Forma
                                                  -------------------     ----------------------------
                                                    IVC        Hall       Adjustments         Combined
                                                    ---        ----       -----------         --------
ASSETS
   Current assets
     Cash and cash equivalents ...............    $   249    $     61                              310
     Accounts receivable .....................      8,736       6,686       (3,187) (1)         12,235
     Inventories .............................     16,382       7,206         --                23,588
     Deferred taxes ..........................      1,055         448         (162) (3cii)       1,341
     Prepaid expenses and other ..............      1,337         663         --                 2,000
                                                  -------    --------     --------            --------
       Total current assets ..................     27,759      15,064       (3,349)             39,474
   Property and equipment, net ...............     15,177       1,304         --                16,481
   Loans receivable - shareholders ...........        503        --           --                   503
   Deferred taxes ............................         85        --           --                    85
   Other assets ..............................        584       1,131         --                 1,715
                                                  -------    --------     --------            --------
                                                  $44,108    $ 17,499     $ (3,349)           $ 58,258
                                                  =======    ========     ========            ========
LIABILITIES AND SHAREHOLDERS' EQUITY
   Current liabilities
     Short-term borrowings ...................    $  --      $  3,697     $   --              $  3,697
     Current portion of long-term debt .......        353         154         --                   507
     Accounts payable and accrued expenses ...     14,576       7,447       (3,187) (1)         18,279
                                                                               820  (3ci)
                                                                            (1,377) (3cii)
     Accrued income taxes ....................        205         133         --                   338
                                                  -------    --------     --------            --------
       Total current liabilities .............     15,134      11,431       (3,744)             22,821
   Long-term debt - less current maturities ..     17,850       3,205         --                21,055
   Deferred taxes ............................       --           204         --                   204
   Other .....................................         98        --           --                    98
                                                  -------    --------     --------            --------
                                                   33,082      14,840       (3,744)             44,178
                                                  -------    --------     --------            --------
   Shareholders' Equity
     Common stock ............................        132          25          (13) (3a)           144
     Additional paid-in capital ..............      9,088           3           13  (3bi)       11,324
                                                                             2,220  (3bii)
     Retained earnings .......................      1,806       2,806         (820) (3ci)        2,787
                                                                            (1,005) (3cii)
     Foreign currency translation ............       --          (175)        --                  (175)
                                                  -------    --------     --------            --------
       Total shareholders' equity ............     11,026       2,659     $    395              14,080
                                                  -------    --------     --------            --------
                                                  $44,108    $ 17,499     $ (3,349)           $ 58,258
                                                  =======    ========     ========            ========

    See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                    FOR THE SIX MONTHS ENDED JANUARY 31, 1996
                      (In thousands, except per share data)


                                                       Historical                               Pro Forma
                                            -------------------------------       ----------------------------------
                                                 IVC               Hall            Adjustments            Combined
                                                 ---               ----            -----------            --------
Net sales ................................. $     28,028       $     22,736       $     (1,556) (1)     $     49,208
                                            ------------       ------------       ------------          ------------
Costs and expenses:
    Cost of sales .........................       21,237             17,861             (1,556) (1)           37,542
    Selling, general and administrative            5,176              3,723               --                   8,899
    Merger and integration costs ..........          339                 79               (418) (2)             --
                                            ------------       ------------       ------------          ------------
                                                  26,752             21,663             (1,974)               46,441
                                            ------------       ------------       ------------          ------------
Income from operations ....................        1,276              1,073                418                 2,767
Other (income) expenses, net ..............          (66)               182               --                     116
                                            ------------       ------------       ------------          ------------
Income before taxes .......................        1,342                891                418                 2,651
Income taxes ..............................          536                377                167                 1,080
                                            ------------       ------------       ------------          ------------
Income from continuing operations
                                                     806                514                251                 1,571
Pro forma income tax provision of
    American and Hidel ....................         --                 --                 --                    --
                                            ------------       ------------       ------------          ------------
Pro forma income from continuing
    operations ............................ $        806       $        514       $        251          $      1,571
                                            ============       ============       ============          ============
Income per share from
    continuing operations ................. $        .06       $      23.10                             $        .09
                                            ============       ============                             ============
Pro forma income per share from
    continuing operations ................. $        .06       $      23.10                             $        .09
                                            ============       ============                             ============
Weighted average shares ...................   13,370,585             22,250                               17,191,948
                                            ============       ============                             ============


    See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                    FOR THE SIX MONTHS ENDED JANUARY 31, 1995
                      (In thousands, except per share data)

                                                       Historical                      Pro Forma
                                              ----------------------------    ---------------------------
                                                  IVC             Hall        Adjustments      Combined
                                                  ---             ----        -----------      --------
Net sales ..................................  $     24,928    $     22,088    $       --     $     47,016
                                              ------------    ------------    ------------   ------------
Costs and expenses:
    Cost of sales ..........................        18,904          18,586            --           37,490
    Selling, general and administrative              5,118           3,269            --            8,387
    Merger and integration costs ...........           402            --              --              402
                                              ------------    ------------    ------------   ------------
                                                    24,424          21,855            --           46,279
                                              ------------    ------------    ------------   ------------
Income from operations .....................           504             233            --              737
Other expenses, net ........................           176             229            --              405
                                              ------------    ------------    ------------   ------------
Income before taxes ........................           328               4            --              332
Income taxes ...............................            30              31            --               61
                                              ------------    ------------    ------------   ------------
Income (loss) from continuing operations
                                                       298             (27)           --              271
Pro forma income tax provision of
    American and Hidel .....................           142            --              --              142
                                              ------------    ------------    ------------   ------------
Pro forma income (loss) from continuing
    operations .............................  $        156    $        (27)   $       --     $        129
                                              ============    ============    ============   ============
Income (loss) per share from continuing
    operations .............................  $        .02    $      (1.21)                  $        .02
                                              ============    ============                   ============
Pro forma income (loss) per share from
 continuing operations                        $        .01    $      (1.21)                  $        .01
                                              ============    ============                   ============
Weighted average shares ....................    13,387,906          22,250                     17,209,269
                                              ============    ============                   ============


    See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                    FOR THE TWELVE MONTHS ENDED JULY 31, 1995
                      (In thousands, except per share data)

                                                      Historical                                Pro Forma
                                           --------------------------------        -----------------------------------
                                               IVC                  Hall            Adjustments             Combined
                                               ---                  ----            -----------             --------
Net sales ..............................   $     49,260        $     39,133        $        (87) (1)      $     88,306
                                           ------------        ------------        ------------           ------------
Costs and expenses:
  Cost of sales ........................         37,482              33,288                 (87) (1)            70,683
  Selling, general and
    administrative
                                                 10,009               5,784                --                   15,793
  Merger and integration costs .........          1,533                  30                 (80) (2)             1,483
                                           ------------        ------------        ------------           ------------
                                                 49,024              39,102                (167)                87,959
                                           ------------        ------------        ------------           ------------
Income from operations .................            236                  31                  80                    347
Other expenses, net ....................            332                 434                --                      766
                                           ------------        ------------        ------------           ------------
Income (loss) before taxes .............            (96)               (403)                 80                   (419)
Income taxes (benefit) .................           (895)               (164)                 32                 (1,027)
                                           ------------        ------------        ------------           ------------
Income (loss) from continuing
  operations
                                                    799                (239)                 48                    608
Pro forma income tax provision of
  American and Hidel ...................            434                --                  --                      434
                                           ------------        ------------        ------------           ------------
Pro forma income (loss) from
  continuing operations ................   $        365        $       (239)       $         48           $        174
                                           ============        ============        ============           ============
Income (loss) per share from
  continuing operations ................   $        .06        $     (10.74)                              $       (.04)
                                           ============        ============                               ============
Pro forma income (loss) per
  share from continuing
  operations                               $        .03        $     (10.74)                              $       (.01)
                                           ============        ============                               ============
Weighted average shares ................     13,382,734              22,250                                 17,204,097
                                           ============        ============                               ============



    See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                    FOR THE TWELVE MONTHS ENDED JULY 31, 1994
                      (In thousands, except per share data)

                                                         Historical                             Pro Forma
                                              ------------------------------       ----------------------------------
                                                   IVC              Hall            Adjustments            Combined
                                                   ---              ----            -----------            --------
Net sales ..................................  $     43,521      $     39,295       $       (103)(1)      $     82,713
                                              ------------      ------------       ------------          ------------
Costs and expenses:
    Cost of sales ..........................        32,653            32,643               (103)(1)            65,193
    Selling, general and administrative              8,737             5,728               --                  14,465
    Merger and integration costs ...........           205              --                 --                     205
                                              ------------      ------------       ------------          ------------
                                                    41,595            38,371               (103)               79,863
                                              ------------      ------------       ------------          ------------
Income from operations .....................         1,926               924               --                   2,850
Other expenses, net ........................           628               122               --                     750
                                              ------------      ------------       ------------          ------------
Income before taxes ........................         1,298               802               --                   2,100
Income taxes ...............................           220               479               --                     699
                                              ------------      ------------       ------------          ------------
Income from continuing operations
                                                     1,078               323               --                   1,401
Pro forma income tax provision of
    American and Hidel .....................           315              --                 --                     315
                                              ------------      ------------       ------------          ------------
Pro forma income from continuing
    operations .............................  $        763      $        323       $       --            $      1,086
                                              ============      ============       ============          ============
Income per share from continuing
    operations .............................  $        .09      $      12.23                             $        .09
                                              ============      ============                             ============
Pro forma income per share from
    continuing operations ..................  $        .06      $      12.23                             $        .07
                                              ============      ============                             ============
Weighted average shares ....................    11,997,395            28,250                               14,818,758
                                              ============      ============                             ============



    See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

                       UNAUDITED PRO FORMA PER SHARE DATA

                                                                                As of or for the
                                                                                ----------------
                                                                      Six Months             Twelve Months
                                                                  Ended January 31,          Ended July 31,
                                                                  -----------------          --------------
                                                                   1996        1995        1995         1994
                                                                   ----        ----        ----         ----
IVC Industries, Inc. - Historical:
     Book value per share ......................................  $   .83     $ --        $   .77       $  --
     Dividends per share (a) ...................................                --           --            --
     Income per share from continuing operations ...............      .06        .02          .06           .09
     Pro forma income per share from continuing
       operations (c) ..........................................      .06        .01          .03           .06

Hall Laboratories, Inc. - Historical:
     Book value per share ......................................  $119.50       --        $100.99          --
     Dividends per share .......................................     --         --           --            --
     Income (loss) per share from continuing
       operations ..............................................    23.10      (1.21)      (10.74)        14.52

Pro Forma Combined:
     Book value per share ......................................  $   .82       --        $   .71          --
     Dividends per share (a) ...................................     --         --           --            --
     Income (loss) per share from continuing
       operations ..............................................      .09        .02          .04           .09
     Pro forma income (loss) per share from continuing
       operations (c) ..........................................      .09        .01          .01           .07

Hall Laboratories, Inc. - Pro Forma Equivalents (b):
     Book value per share ......................................  $140.83       --        $121.94       $  --
     Dividends per share .......................................     --         --           --            --
     Income (loss) per share from continuing
       operations ..............................................    15.46       3.43         6.87         15.46
     Pro forma income (loss) per share from
       continuing operations (c) ...............................    15.46       1.72         1.72         12.02

(a) Pro forma dividends per share are assumed to be the same as the historical dividends of IVC Industries, Inc. IVC Industries, Inc. has historically paid no dividends (other than S Corporation distributions to American shareholders and distributions to partners of Hidel prior to the combination of these entities with IVC) and has no present intentions of paying dividends in the foreseeable future.


    See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

(b) The equivalent pro forma per share amounts were calculated by multiplying the pro forma income per share before non-recurring charges or credits attributable to the Merger and the pro forma book value of IVC by the exchange ratio so that the per share amounts are equated to the respective values for one share of Hall. For example, the pro forma equivalent book value and income per share from continuing operations as of or for the six months January 31, 1996 were calculated by multiplying pro forma book value ($.82) by 171.7466516 (the "exchange ratio"), income from continuing operations ($.09) per share by the exchange ratio and pro forma income from continuing operations ($.09) per share by the exchange ratio.

(c) Pro forma income per share reflects the effects of the pro forma tax provisions of American and Hidel.




    See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

                 NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                              FINANCIAL STATEMENTS

1.       Basis of Presentation

         The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only, giving effect to the combination of IVC and Hall as accounted for using the "pooling of interests" method. The pro forma condensed combined statements of income, and the historical statements from which they are derived, present only income from continuing operations and, therefore, do not include discontinued operations, extraordinary items, and the cumulative effects of accounting changes.

         Because the Merger has not been consummated and transition plans are currently being developed, transaction costs and nonrecurring costs and expenses expected to be incurred in connection with the integration of the companies' business operations can only be estimated at this time. The pro forma condensed combined statement of income excludes: (i) the positive effects of potential cost savings which may be achieved upon combining the resources of the companies; (ii) investment banking, legal and miscellaneous costs relating to the Merger, currently estimated to be $0.4 million to $0.5 million; and (iii) other nonrecurring costs and expenses expected to be incurred subsequent to the Merger including $0.6 million to $0.8 million in connection with the integration of the companies' operations, and approximately $0.1 million to $0.2 million related to termination benefits which may be paid to employees.

         The pro forma condensed combined balance sheet as of January 31, 1996 includes the impact of all transactions, whether of a recurring or nonrecurring nature, that can be reasonably estimated and should be reflected as of that date. Therefore, current liabilities reflects pro forma adjustments of $1.1 million, net of related taxes of $0.3 million, for the minimum of the above estimated ranges of amounts for transaction, integration and termination costs related to the Merger. The pro forma condensed combined balance sheet as of January 31, 1996 also reflects the assumed exercise of the Hall Options.

         Pro forma combined weighted average shares reflects the dilutive effect of the exercise of the Hall Options which are assumed to be exercised at the beginning of the periods presented. It is also assumed that the proceeds from the exercise of these options would have been used to purchase shares of IVC Common Stock at the average market price during the periods presented. The pro forma condensed combined balance sheet as of January 31, 1996 also reflects compensation paid to certain Hall employees, who held Stock Appreciation Rights ("SARs"), in the form of 670,055 shares of IVC Common Stock, at an estimated price per share of $3 5/16, net of the SARs liability of $0.5 million and related taxes of $0.7 million.

2.       Accounting Period

         The pro forma periods are dated in terms of IVC's historical financial reporting periods.

3.       Pro Forma Adjustments

         The pro forma financial statements have been adjusted for the items set forth below, the amounts of which are reflected in the adjustment column of the pro forma financial statements:

         (1) Intercompany Transactions - All intercompany transactions have been eliminated from the pro forma combined operating results and balance sheet. Eliminations include sales and purchases and amounts due and from the combining entities.

         (2) Selling, General and Administrative Expenses - Merger costs of approximately $418,000 and $80,000 for the six months ended January 31, 1996 and the twelve months ended July 31, 1995, respectively, that had been incurred by the companies have been eliminated from selling, general and administrative expenses.

         (3) Common Shareholders' Equity - Common shareholders' equity as of January 31, 1996 has been adjusted to reflect the following:

              (a) Common stock accounts are adjusted for the assumed issuance of an aggregate of 3,821,363 shares of IVC Common Stock pursuant to the Merger Agreement.

              (b) Paid-in capital is adjusted for (i) the effects of the aforementioned issuance of shares of IVC Common Stock having a par value of $.01 per share in exchange for Hall common stock with no par value and (ii) compensation paid to certain Hall employees who held SARs in the form of 670,055 shares of IVC Common Stock, at an estimated price per share of $3 5/16.

              (c) Retained earnings are adjusted for (i) the minimum of the estimated range of transaction, integration and termination costs of $1.4 million, net of related taxes of $0.4 million and (ii) compensation paid to certain Hall employees who held SARs, in the form of 670,055 shares of IVC Common Stock, at an estimated price per share of $3 5/16, net of the SARs liability of $0.5 million and related taxes of $0.7 million.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              IVC Industries, Inc.
                           --------------------------
                                  (Registrant)



Date       July 12, 1996         By /s/ E. Joseph Edell
     -------------------------      -----------------------
                                    E. Joseph Edell, Chairman and
                                      Chief Executive Officer


Print name and title of the signing officer under his signature.